Exhibit 99.1

Daniel Cravens
817-931-3423
Investor.relations@aa.com

FOR RELEASE: Monday, February 10, 2014

AMERICAN AIRLINES GROUP REPORTS JANUARY TRAFFIC RESULTS

American Airlines Group (NASDAQ: AAL) today reported January 2014 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) for the month were 17.3 billion, up 3.8 percent versus January 2013. Total capacity was 21.6 billion available seat miles (ASMs), up 2.3 percent versus January 2013. Total passenger load factor was 80.3 percent for the month of January, up 1.2 points versus January 2013.

Based on one month of actual data and two months of forecast, the company continues to expect first quarter 2014 consolidated passenger revenue per available seat mile (PRASM) to be up approximately 2% to 4% versus first quarter 2013.

The following summarizes American Airlines Group traffic results for the month ended January 31, 2014 and 2013, consisting of mainline-operated flights, wholly-owned regional subsidiaries and operating results from capacity purchase agreements.

The company believes it is more meaningful to compare year-over-year results for American Airlines and US Airways on a combined basis. Accordingly, the traffic results provided above and in the attached table combine the traffic results for AMR Corporation and US Airways Group for all periods presented. See the accompanying notes for further explanation of this presentation.

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American Airlines Group Reports January Traffic Results

Feb. 10, 2014

American Airlines Group Traffic Results

	January (a)
	2014	2013	Change
Revenue Passenger Miles (000)
Domestic	10,077,527	9,797,097	2.9%
Atlantic	1,820,620	1,689,807	7.7%
Latin America	3,160,281	2,956,423	6.9%
Pacific	616,253	598,748	2.9%

International	5,597,154	5,244,978	6.7%

Mainline	15,674,681	15,042,075	4.2%
Regional	1,630,301	1,632,566	(0.1)%

Total Revenue Passenger Miles	17,304,982	16,674,641	3.8%

Available Seat Miles (000)
Domestic	12,241,906	12,065,405	1.5%
Atlantic	2,474,415	2,290,033	8.1%
Latin America	3,935,258	3,662,191	7.5%
Pacific	719,559	742,582	(3.1)%

International	7,129,232	6,694,806	6.5%

Mainline	19,371,138	18,760,211	3.3%
Regional	2,186,569	2,309,846	(5.3)%

Total Available Seat Miles	21,557,707	21,070,057	2.3%

Load Factor (%)
Domestic	82.3	81.2	1.1	pts
Atlantic	73.6	73.8	(0.2	)pts
Latin America	80.3	80.7	(0.4	)pts
Pacific	85.6	80.6	5.0	pts
International	78.5	78.3	0.2	pts
Mainline	80.9	80.2	0.7	pts
Regional	74.6	70.7	3.9	pts
Total Load Factor	80.3	79.1	1.2	pts

Enplanements
Mainline	11,731,323	11,365,905	3.2%
Regional	3,756,153	3,816,035	(1.6)%

Total Enplanements	15,487,476	15,181,940	2.0%

System Cargo Ton Miles (000)	173,804	152,462	14.0%

(a)	Represents the combined traffic results of American and US Airways. For further information regarding the methodology used to produce combined historical results, please see our earnings press release dated January 28, 2014 which can be found at http://www.sec.gov/Archives/edgar/data/4515/000119312514023249/d662869d8k.htm.

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin America numbers include the Caribbean.
3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports January Traffic Results

Feb. 10, 2014

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. The American Airlines AAdvantage and US Airways Dividend Miles programs allow members to earn and redeem miles for travel and everyday purchases as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. American is a founding member of the oneworld® alliance, whose members and members-elect serve 981 destinations with 14,244 daily flights to 151 countries. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines, and follow US Airways on Twitter @USAirways and at Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected increase in PRASM, and other statements that are not historical facts. These forward-looking statements are based on the current objectives, beliefs and expectations of American Airlines Group Inc. (formerly named AMR Corporation) (the “Company”), and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the impact of the business combination transaction involving the Company and US Airways Group, Inc. (“US Airways”), including the challenges and costs of integrating operations and achieving anticipated synergies; the effects of divestitures pursuant to the settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of the Company’s common stock and preferred stock; the Company’s significant liquidity requirements and substantial levels of indebtedness; potential limitations on the Company’s use of certain tax attributes; the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the

American Airlines Group Reports January Traffic Results

Feb. 10, 2014

allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the filings of US Airways and the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

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